CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS

____________	No. of ADSs:
Number	___________________
Each ADS represents One
Ordinary Share
CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES, WITH NO NOMINAL VALUE EACH,

of

DEUTSCHE TELEKOM AG

(Incorporated under the
laws of the Federal Republic of Germany)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the "Depositary"), hereby certifies that ____________ is the registered owner (a "Holder") of _____ American Depositary Shares ("ADSs"), each (subject to Paragraphs (11) and (14)) representing one ordinary share, with no nominal value each, including, subject to Paragraph (5) below, rights to receive Shares (together "Shares" and, together with any additional securities or cash from time to time held by the Depositary or the Custodian referred to below in respect or in lieu thereof, the "Deposited Securities"), of DEUTSCHE TELEKOM AG, a corporation incorporated under the laws of the Federal Republic of Germany (the "Company"), deposited at Deutsche Bank AG, Frankfurt am Main,Germany as custodian (subject to Section 7 of the Agreement referred to below, the "Custodian"). This ADR is issued pursuant to the Amended and Restated Deposit Agreement dated as of December 5, 2005 (as hereinafter amended from time to time, the "Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADS agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. Copies of the Agreement are on file at the Depositary's Office referred to below and at the office of the Custodian. This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. The terms and conditions of the Agreement are hereby incorporated by reference.

(1) Withdrawal of Deposited Securities. Subject to Paragraphs (4), (7) and (9), upon surrender of this ADR in form satisfactory to the Depositary and accompanied by such instruments of transfer as the Depositary may require at the Depositary's Office referred to below, the Holder hereof is entitled to delivery, as promptly as practicable, (i) in the case of Shares and other Deposited Securities that are eligible for deposit with Clearstream Banking AG ("CSB"), to an account designated by such Holder with CSB and (ii) in the case of Deposited Securities that are not eligible for deposit with CSB, at the office of the Custodian, in each case of the whole number of Shares and other Deposited Securities at the time underlying this ADR. The Depositary shall not accept for surrender an ADR evidencing ADSs representing less than one Share. If, at the time of surrender, the number of Shares and other Deposited Securities underlying this ADR is other than a whole number, the Holder hereof will be entitled to delivery, as provided above, of the whole number of Shares and other Deposited Securities underlying this ADR, and the cash proceeds of any fractional entitlement.

(2) Register. The Depositary shall keep, at or through the office of the Depositary at which at any particular time its depositary receipt business is administered, (the "Depositary's Office"), (a) a register (the "Register") for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times shall be open for inspection by Holders solely for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Agreement and (b) facilities for the delivery and receipt of ADRs. The Register shall be established and maintained by the Depositary for registration of such ADRs in accordance with any applicable law, regulation or requirement of the NYSE or any applicable rule or regulation of any other securities exchange or market upon which the ADSs may be listed or traded. Subject to the foregoing and Paragraph (4), the Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it after consultation with the Company where reasonably practicable, or when requested by the Company.

(3) Title to ADRs; Validity. Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be facsimile if such ADR is countersigned by the manual signature of a duly authorized signatory of the registrar appointed for such purpose by the Depositary and dated by such signatory.

(4) Certain Limitations. As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Agreement. From time to time, the Company, the Depositary or the Custodian may also require such information as it may deem necessary or proper consistent with the Agreement. After consultation with the Company, where reasonably practicable, the issuance of ADRs, the acceptance of deposits of Shares or the registration of transfers of ADRs may be suspended, generally or in particular instances, when the Register or CSB is closed or when any such action is reasonably deemed expedient by the Depositary. Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities. Notwithstanding any other provision of the Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 under the U.S. Securities Act of 1933, as amended (the "Securities Act") and no amendment shall impair such requirements.

(5) Pre-release. Subject to the further terms and provisions of this Paragraph (5), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs, provided, however, that the Depositary may, unless requested by the Company in writing to cease doing so, (i) issue ADSs prior to the receipt of Shares (each such transaction a "Pre-Release Transaction") as provided below and (ii) deliver Shares upon the receipt and cancellation of ADSs that were issued in a Pre-Release Transaction, but for which Shares may not yet have been received. The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered (1) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (2) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral with substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to disregard such limit from time to time. The Depositary will also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case-by-case basis as it deems appropriate.

Without limitation of the foregoing, the Depositary confirms to the Company that it shall not deliver Shares prior to receipt by it of the Receipts evidencing such Shares.

The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). To the extent not otherwise readily available to the Company, the Depositary will notify the Company as soon as practicable after the end of each month of the aggregate pre-release balance as of the end of the preceding month.

(6) Representations and Warranties. Every person depositing Shares under the Agreement is deemed to represent and warrant that such Shares are validly issued and outstanding, fully paid, nonassessable and were not acquired in violation of any pre-emptive rights, that the person making such deposit is duly authorized to do so and that such Shares are not subject to any other restriction on sale, transfer or deposit under the laws of the United States, the Federal Republic of Germany, or under a shareholders agreement, or the Articles of Incorporation or any applicable regulations of any securities exchange. Such representations and warranties shall survive the deposit of Shares and the issuance and cancellation of this ADR. If any such representations or warranties are incorrect in any respect, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing such Shares, to take any and all actions necessary to correct the consequences thereof, whether or not the person who deposited the Shares is at the time of such action the Holder or a Beneficial Owner of the ADSs representing such shares.

(7) Information and Taxes. The Holders and Beneficial Owners may be required from time to time to file such proof of taxpayer status or residence, including executing certifications thereof, or to provide any information that the Depositary, Custodian or Company may request with respect to such status. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any delivery of ADSs, registration of this ADR, distribution of cash or other property or any withdrawal of the underlying Deposited Securities until proof of such payment is available to the Depositary. The Depositary may also deduct from any distribu-tions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge. The Holder hereof shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.

In the event that the Depositary undertakes efforts to assist the Holders in obtaining a refund of withholding tax pursuant to the tax treaty between the United States and the Federal Republic of Germany or between Canada and the Federal Republic of Germany, the Holders will indemnify and hold harmless the Depositary, its officers, employees, agents and affiliated companies against all taxes, interest, penalties, and/or additions to tax arising out of claims filed by the Depositary on behalf of the Holders seeking a refund of taxes withheld or any other tax benefit obtained by the Depositary, Custodian or Company for the Holders.

(8) Disclosure of Interests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with all applicable provisions of German law, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed and the Company's Articles of Association regarding the notification of any such Holder or Beneficial Owner's interest in Shares (including the aggregate of ADSs and Shares held by each such Holder or Beneficial Owner)to the Company, in compliance with Sections 21 and 22 of the German Securities Trading Act (Wertpapierhandelsgesetz) and Section 20 of the German Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be enacted from time to time. Each Holder and Beneficial Owner of the ADSs represented hereby acknowledges that, at the date of the Agreement, the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the German Securities Trading Act, of voting rights in the Company reaches or exceeds 5%, 10%, 25%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold. Each Holder and Beneficial Owner of the ADSs represented hereby acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Holder or Beneficial Owner has an interest. In order to enforce such legal sanctions for failure to notify, the Company reserves the right to instruct Holders, and Holders hereby agree, to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares. Each Holder and Beneficial Owner further agrees to furnish the Company with any such notification made in accordance with this Paragraph (8) and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of the XETRA Stock Exchange or any other stock exchange on which the Shares are or will be registered, traded or listed, or the Company's Articles of Association, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns (or owned) ADSs and regarding the identity of any other person interested in such ADSs and the nature of such interest and various other matters and such agreement shall survive any disposition of such Holder’s interest in Shares or ADRs . The Depositary agrees to use reasonable efforts to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary and to use its reasonable efforts, at the Company’s request, to assist the Company in obtaining such information with respect to the ADSs, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or such former Holders.

(9) Charges of Depositary. The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends or for the operation and maintenance services of the Depositary so long as the charging of such fees is prohibited by the exchange, if any, upon which the ADSs are listed: (i) to any person to whom ADSs are issued upon the deposit of Shares or to any person to whom a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary; (ii) to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or fraction thereof) so surrendered; (iii) to the extent not prohibited by the rules of the primary stock exchange upon which the ADSs are traded, to any Holder of ADSs, a fee not in excess of U.S. $0.02 per ADS held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal; (iv) to any Holder of ADSs, a fee not in excess of U.S. $ 5.00 per 100 ADSs (or portion thereof) issued upon the exercise of rights; and (v) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with paragraph (12) of the Form of ADR and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

In addition, Holders, Beneficial Owners, person depositing Shares for deposit and person surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges to the extent attributable to or associated with such deposit, surrender or withdrawal: (a) taxes (including applicable interest and penalties) and other governmental charges; (b) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the registrar for such Shares or other Deposited Securities and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively; (c) such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs; (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency; (e) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; (f) the fees and expenses incurred by the Depositary in connection with the registration and/or delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; and (g) any additional fees, charges, costs or expenses that may be incurred by the Depositary or the Custodian from time to time.

Any other charges and expenses of the Depositary hereunder will be paid by the Depositary and reimbursed by the Company in accordance with agreements in writing to be entered into between the Depositary and the Company from time to time. Notwithstanding the foregoing, the charges and expenses of any Custodian hereunder are for the sole account of the Depositary.

(10) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission (the "Commission"). Such reports are available for inspection and copying by Holders and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549. The Depositary shall make available for inspection by Holders at the Depositary's Office copies of the Deposit Agreement (which shall also be available at the office of the Custodian), the Company's Articles of Association and, to the extent lawful, any notices, reports and communications, including any proxy soliciting materials, received from the Company or the Depositary which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent lawful and practicable, the Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to the Agreement and if so requested by the Company. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent, if any, required by the rules and regulations of the Securities Exchange Commission or the rules and regulations of the NYSE or any other securities exchange or market upon which the ADSs may be listed or traded. The Depositary will keep books for the registration of ADRs and their transfer which at all reasonable times will be open for inspection by the Company and Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Agreement or the ADRs.

Dated:	DEUTSCHE BANK TRUST COMPANY
AMERICAS

	By	____________________
Authorized Signatory

Countersigned by:

________________
Authorized Signatory

The Depositary's Office is located at 60 Wall Street, New York, New York 10005.

[FORM OF REVERSE OF RECEIPT]

(11) Distributions on Deposited Securities. Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Agreement and to the Paragraphs (4), (7) and (9) hereof, the Depositary shall as promptly as practicable distribute to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of ADSs held by such Holder:

(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) ("Cash"), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's fees and expenses set forth in Paragraph (9) hereof. The Company may elect, but is not obligated, to convert any such dividend or distribution into U.S. dollars on behalf of the Holders, either (x) through distribution of U.S. dollars rather than Euro to the Depositary or (y) upon reasonable notice to the Depositary given in advance of any such dividend or distribution, through payment to the Depositary given in advance of any such dividend or distribution, through payment to the Depositary of the number of U.S. dollars equivalent (as reasonably determined by the Company on the basis of market rates prevailing on the date of the distribution) to the number of Euro received by the Depositary pursuant to such dividend or distribution, in exchange for such Euro (such U.S. dollar amounts to then be distributed by the Depositary pursuant to this Paragraph 11). Only whole U.S. dollars and cents will be distributed (any fractional cents being withheld without liability and dealt with by the Depositary in accordance with its then current procedures). By holding an ADR or an interest therein, Holders and Beneficial Owners acknowledge that in converting foreign currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") subject to appropriate adjustments for (A) such distribution being unlawful or impracticable with respect to certain Holders, and (B) deduction of the Depositary's fees and expenses set forth in Paragraph (9) hereof and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. The Depositary, with the prior written consent of the Company, may change or cause to be changed, as of the record date set in accordance with paragraph (12) hereof, the ratio of ADSs to Shares to reflect the additional Shares so distributed and deposited.

(c)  Rights. (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary that the Depositary may lawfully distribute the same and, to the extent reasonably practicable, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), or (ii) to the extent the Company does not furnish such evidence and/or so instructs the Depositary or to the extent Rights are about to lapse as a result of non-exercise and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable) and, any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights (after deduction of the Depositary's expenses), as in the case of Cash, or (iii) failing either (i) or (ii), nothing (and any Rights may lapse). There can be no assurance that Holders or Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of the Shares or will be able to exercise such rights. Nothing herein shall obligate the Company to file a registration statement in respect of any rights or Shares or other securities to be acquired in the exercise of such rights.

(d) Elective Distribution in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the Holders in cash or in Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonable practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have furnished to the Depositary satisfactory documentation and (ii) the Depositary shall have determined that such distribution is reasonably practicable. If the above conditions are not satisfied, the Depositary shall distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (i) cash upon the terms described in Paragraph (11)(a) or (ii) additional ADSs representing such additional Shares. If the above conditions are satisfied, the Depositary shall establish an ADS record date and establish procedures to enable Holders to elect the receipt of the proposed dividend in Cash or in Shares (represented by ADSs). The Company shall assist the Depositary in establishing such procedures to the extent reasonably necessary. If a Holder elects to receive the proposed dividend (i) in cash, the dividend shall be distributed upon the terms described in Paragraph (11)(a), or (ii) in Shares, the dividend shall be distributed upon the terms described in Paragraph (11)(b).

(e) Other Distributions. (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company and receipt of an opinion of counsel satisfactory to the Depositary, lawful and practicable, or (ii) to the extent the Depositary deems after consultation with the Company distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds (after deduction of the Depositary's fees and expenses) of the sale of Other Distributions, as in the case of Cash.

To the extent that the Depositary determines, after consultation with the Company that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

Notwithstanding anything herein to the contrary, the Company shall have no obliga-tion to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws (except that the Company shall cooperate with the Depositary to register additional ADSs on Form F-6 if deemed desirable by the Depositary).

(12) Record Dates. The Depositary shall fix a record date (which date shall (a) in the case of a distribution, unless otherwise agreed by the Company be the same date as the distribution date fixed by the Company, and (b) in all other circumstances be fixed after consultation with the Company to the extent practicable in each case subject to the requirements of applicable law and the New York Stock Exchange) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, who shall be responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement or this ADR, to receive any notice or to act in respect of other matters, and only Holders of record on the close of business on such date shall be so entitled or obligated.

(13) Voting of Deposited Securities. As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, subject to applicable law and the Company's Articles of Association, and if so required by the Company, mail at the Company's expense to Holders (for forwarding to Beneficial Owners) a notice (the "Notice") (a) containing such information as is contained in the notice or solicitation sent by the Company to the Depositary, (b) stating that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder's ADRs and (c) specifying how and when such instructions may be given. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company's Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder's ADRs in accordance with such instructions. Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder's ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder's ADRs), the Depositary will endeavor to obtain from the Company for such Holder (or a person designated by such Holder) the documentation necessary to attend a meeting of holders of Deposited Securities and to vote thereat.

The Depositary shall not vote or cause to be voted Deposited Securities other than in accordance with such instructions or deemed instructions received from Holders of ADRs.

The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Agreement the number of Deposited Securities with respect to which it has received voting instruc-tions from Holders. In the event that the record date set by the Depositary precedes the German record date, upon the withdrawal of the Deposited Securities evidenced by an ADR, the Depositary will require the Holder of such ADR to certify that such Holder has not voted and will not vote such ADR. If despite such certification requirement, on any such date, the number of Deposited Securities on deposit under the Agreement is less than the number of Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote or cause to be voted such Deposited Securities in accordance with such instructions adjusting the number of Deposited Securities voted on a pro-rated basis.

(14) Changes Affecting Deposited Securities. Subject to Paragraphs (4), (7) and (9), upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. In any such case, the Depositary may (with the cooperation of the Company), and shall if the Company so requests, to the extent legally permitted, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.

(15) Exoneration. The Depositary, the Company, their respective officers, directors, affiliates and agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, or regulation, the provisions of or governing any Deposited Security, any present or future provision of the Company's constituent documents, any act of God, war, terrorism or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Agreement or this ADR; (b) assume no liability to Holders, Beneficial Owners or third parties except to perform its obligations to the extent they are specifically set forth in this ADR and the Agreement without gross negligence or willful misconduct; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR which in its opinion may involve expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required; (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, Beneficial Owner or any other person in each case believed by it in good faith to be competent to give such advice or information; and (e) incur no liability for the creditworthiness of any third party. The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary, its agents and their affiliates may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. In no event shall the Company or the Depositary or any of their respective agents be liable to any Holder, Beneficial Owner or any other third party for any indirect, special, consequential or punitive damages. Notwithstanding the foregoing or any thing to the contrary herein, no disclaimer of liability under the Securities Act is intended by any provision hereof or of the Agreement.

(16)  Amendment. Subject to the last sentence of Paragraph (4), the ADRs and the Agreement may be amended by the Company and the Depositary without consent of the Holders or Beneficial Owners, provided that any amendment that imposes or increases any fees or charges (other than charges listed in clauses (a) through (g) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective 30 days after notice of such amendment shall have been given to the Holders, provided that, the parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Notwithstanding the foregoing, if any governmental or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances shall become effective at the earlier of (i) 30 days after a notice of such amendment or supplement is given to Holders or (ii) at such earlier time, if any, as compliance by the Company or Depositary with any such new laws, rules or regulations becomes mandatory. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR, to consent and agree to such amendment and to be bound by the ADRs and the Agreement as amended thereby.

(17) Termination. The Depositary shall, at the written direction of the Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17) at any time 90 days or more after the Depositary shall have delivered to the Company its written resignation or after the Company shall have removed the Depositary provided that no successor depositary shall have been appointed and accepted its appoint-ment as provided in Section 10 of the Agreement before the end of such 45 days. After the date so fixed for termination, the Depositary shall be required to perform no further acts under the Agreement and this ADR, except to advise Holders of such termination, receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities as provided herein. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company. After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.